Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS SHAREHOLDERS APPROVE

MOVE TO SWITZERLAND AND OTHER PROPOSALS

AT ANNUAL GENERAL MEETING AND SPECIAL GENERAL MEETING

PEMBROKE, Bermuda — June 23, 2009 — Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today announced that at yesterday’s Special General Meeting shareholders approved all proposals that are required to change the company’s place of incorporation from Bermuda to the canton of Schaffhausen, Switzerland.  Shareholders also approved a distribution to shareholders in the form of a capital reduction that will be paid in U.S. dollars in an amount equal to US$0.16 per share.  Payment of the distribution will be made to holders of record on the cutoff date (i.e., record date) upon effectiveness of the capital reduction, which is expected to be in the quarterly period ending September 25, 2009.

At the company’s Annual General Meeting, held prior to the Special General Meeting, shareholders approved proposals to elect a slate of 11 nominees to the company’s Board of Directors to new one-year terms, re-appoint Deloitte & Touche LLP as the company’s independent auditors and amend the company’s stock and incentive plan.

The change of place of incorporation is expected to become effective later this week, following the completion of governmental filings in both Bermuda and Switzerland.  Following the change of place of incorporation, common shares of par value US$0.20 each of Tyco Electronics Ltd. (as a Bermuda company) will become registered shares of par value CHF2.60 each of Tyco Electronics Ltd. (as a Swiss company). Tyco Electronics will continue to be registered with the U.S. Securities and Exchange Commission and to prepare its financial statements in U.S. dollars and in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The company’s registered shares will continue to be listed on the New York Stock Exchange under the ticker symbol “TEL”.

At the Special General Meeting, shareholders did not approve two additional proposals that would have included in the company’s new Swiss articles of association a voting cap and a supermajority vote requirement to amend the voting cap.  Approval of these two proposals was not required for the planned continuation.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and specialty products, with fiscal 2008 sales of US$14.8* billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; and alternative energy and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.  (* Includes revenue from the company’s former Wireless Systems segment, which will be reported as a discontinued operation beginning in the fiscal third quarter of 2009.)

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing the change of place of incorporation of Tyco Electronics from Bermuda to Switzerland.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates; political, economic and military instability in countries outside the U.S.; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 26, 2008 and March 27, 2009, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

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